Exhibit 10.2

Execution Version

July 21, 2023

Portage Fintech Acquisition Corporation

280 Park Avenue, 3rd Floor

New York, New York 10017

Re: Amendment to Letter Agreement

Ladies and Gentlemen:

This Amendment (“Amended Letter Agreement”) to the Letter Agreement, dated July 20, 2021 (the “Letter Agreement”), by and among Portage Fintech Acquisition Corporation, a Cayman Islands exempted company (the “Company”), PFTA I LP, an Ontario limited partnership (the “Former Sponsor”), and each of the other parties thereto (the “Former Insiders”) is made and entered into as of July 21, 2023 (the “Amendment Date”) by and among the Company, the Former Sponsor, the Former Insiders, Perception Capital Partners IIIA LLC, a Delaware limited liability company (“New Sponsor”), and each of the other undersigned parties hereto (the “New Insiders”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Letter Agreement.

Whereas the Letter Agreement may be changed, amended, modified or waived by a written instrument executed by all parties thereto, the Former Sponsor, the New Sponsor, the Former Insiders and the New Insiders hereby agree with the Company to amend and restate the Letter Agreement in its entirety, and agree as follows:

1. Definitions. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities; (ii) “Charter” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time; (iii) “Founder Shares” shall mean the 6,477,845 Class B ordinary shares of the Company, par value $0.0001 per share, issued and outstanding; (iv) “Private Placement Warrants” shall mean the warrants to purchase Ordinary Shares of the Company acquired by the Former Sponsor for an aggregate purchase price of $9,882,275, or $1.50 per Warrant, in a private placement that closed simultaneously with the consummation of the Public Offering (including Ordinary Shares issuable upon conversion thereof); (v) “ Public Shareholders” shall mean the holders of Ordinary Shares included in the Units issued in the Public Offering; (vi) “Public Shares” shall mean the Ordinary Shares included in the Units issued in the Public Offering; (vii) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants are deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

2. Representations and Warranties.

(a) The Former Sponsor, the New Sponsor, each Former Insider and each New Insider, with respect to itself, herself or himself, represent and warrant to the Company that it, she or he has the full right and power, without violating any agreement to which it, she or he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Amended Letter Agreement, as applicable, and to serve as an officer or advisor of the Company and/or a director on the Company’s Board of Directors (the “Board”), as applicable.

(b) Each Former Insider and New Insider represents and warrants, with respect to herself or himself, that such Former Insider’s or such New Insider’s biographical information furnished to the Company (including any such information included in the Prospectus or the Company’s other filings with the Commission, as applicable) is true and accurate in all material respects and does not omit any material information with respect to such Former Insider’s or such New Insider’s background. Each questionnaire furnished to the Company is true and accurate in all material respects. Each Former Insider and each New Insider represents and warrants that he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Former Insider or such New Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Former Insider or such New Insider is not currently a defendant in any such criminal proceeding; and such Former Insider or such New Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

3. Business Combination Vote. It is acknowledged and agreed that the Company shall not enter into a definitive agreement regarding a proposed Business Combination without the prior consent of the New Sponsor. The Former Sponsor, the New Sponsor, each Former Insider and each New Insider, with respect to itself, herself or himself, agrees that if the Company seeks shareholder approval of a proposed initial Business Combination, then in connection with such proposed initial Business Combination, it, she or he, as applicable, shall vote all Founder Shares and any Public Shares held by it, her or him, as applicable, in favor of such proposed initial Business Combination (including any proposals recommended by the Board in connection with such Business Combination) and not redeem any Public Shares held by it, her or him, as applicable, in connection with such shareholder approval.

4. Failure to Consummate a Business Combination: Trust Account Waiver.

(a) The Former Sponsor, the New Sponsor, each Former Insider and each New Insider hereby agree, with respect to itself, herself or himself, that in the event that the Company fails to consummate its initial Business Combination within the time period set forth in the Charter, the New Sponsor and each New Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Former Sponsor, the New Sponsor, each Former Insider and each New Insider agree not to propose any amendment to the Charter (i) that would modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the required time period set forth in the Charter or (ii) with respect to any provision relating to the rights of holders of Public Shares unless the Company provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, if any, divided by the number of then-outstanding Public Shares.

(b) The Former Sponsor, the New Sponsor, each Former Insider and each New Insider, with respect to itself, herself or himself, acknowledges that it, she or he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, her or him, if any. The Former Sponsor, the New Sponsor, each Former Insider and each New Insider hereby further waive, with respect to any Founder Shares and Public Shares held by it, her or him, as applicable, any redemption rights it, she or he may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or a shareholder vote to approve an amendment to the Charter (i) that would modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or (ii) with respect to any provision relating to the rights of holders of Public Shares (although the Former Sponsor, the New Sponsor, the Former Insiders and the New Insiders shall be entitled to liquidation rights with respect to any Public Shares they hold if the Company fails to consummate a Business Combination within the required time period set forth in the Charter).

5. Lock-up: Transfer Restrictions.

(a) The Former Sponsor, the New Sponsor, the Former Insiders and the New Insiders agree that they shall not Transfer any Founder Shares (the “Founder Shares Lock-up”) until the earliest of (A) one year after the completion of an initial Business Combination and (B) following the completion of an initial Business Combination, the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”). Notwithstanding the foregoing, if, subsequent to a Business Combination, the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the Founder Shares shall be released from the Founder Shares Lock-up.

(b) The Former Sponsor, the New Sponsor, the Former Insiders and the New Insiders agree that they shall not effectuate any Transfer of Private Placement Warrants or Ordinary Shares underlying such warrants until 30 days after the completion of an initial Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 5(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares underlying the Private Placement Warrants are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any members or partners of the Former Sponsor, the New Sponsor or their affiliates, any affiliates of the Former Sponsor, the New Sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Ordinary Shares, as applicable, were originally purchased; (f) to the New Sponsor pursuant to that certain Securities Purchase Agreement, dated July 12, 2023, by and between the Former Sponsor and the New Sponsor; (g) by virtue of the New Sponsor’s organizational documents upon liquidation or dissolution of the New Sponsor; (h) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; (i) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (j) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

(d) [Reserved.]

6. Remedies. The Former Sponsor, the New Sponsor, each of the Former Insiders and each of the New Insiders hereby agree and acknowledge that (i) the Company would be irreparably injured in the event of a breach by the Former Sponsor, the New Sponsor, such Former Insider or such New Insider of its, her or his obligations, as applicable under paragraphs 3. 4, 5, 7 and 10. (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. Payments by the Company. Except as disclosed in the Prospectus, neither the Former Sponsor, the New Sponsor nor any of their affiliates nor any director or officer of the Company nor any affiliate of the officers shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

8. Director and Officer Liability Insurance. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and the New Insiders shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

9. Termination. This Amended Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Shares Lock-up Period and (ii) the liquidation of the Company.

10. Indemnification. In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the New Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company (except for the Company’s independent auditors) or (ii) any prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party for services rendered or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case net of interest that may be withdrawn to pay the Company’s tax obligations, (y) shall not apply to any claims by a third party or Target who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense. For the avoidance of doubt, the Former Sponsor will have no liability to the Company under this Section 10, and shall not be an “Indemnitor” as defined in this Amended Letter Agreement.

11. [Reserved.]

12. Entire Agreement. This Amended Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Amended Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. Assignment. No party hereto may assign either this Amended Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Amended Letter Agreement shall be binding on the Former Sponsor, the New Sponsor, each of the Former Insiders and each of the New Insiders and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

14. Counterparts. This Amended Letter Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. Effect of Headings. The paragraph headings herein are for convenience only and are not part of this Amended Letter Agreement and shall not affect the interpretation thereof.

16. Severability. This Amended Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amended Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amended Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17. Governing Law. This Amended Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Amended Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18. Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Amended Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

[Signature Page Follows]

Sincerely,

PFTA I LP

By:	PFTA I GP Inc., its General Partner

By:	/s/ Sacha Haque
Name:	Sacha Haque
Title:	Director

[Signature Page to Amendment to Insider Letter Agreement]

PERCEPTION CAPITAL PARTNERS IIIA LLC

By:	Macabel Holdings, Inc., its sole Member

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Authorized Signatory

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Adam Felesky
Adam Felesky

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Ajay Chowdhery
Ajay Chowdhery

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Paul Desmarais III
Paul Desmarais III

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Steven Jay Freiberg
Steven Jay Freiberg

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Stuart Charles Harvey, Jr.
Stuart Charles Harvey, Jr.

[Signature Page to Amendment to Insider Letter Agreement]

/s/ G. Thompson Hutton
G. Thompson Hutton

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Seraina Macia
Seraina Macia

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Jason Michael Pate
Jason Michael Pate

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Peter Hancock
Peter Hancock

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Asiff Hirji
Asiff Hirji

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Marshall Lux
Marshall Lux

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Rick Gaenzle
Rick Gaenzle

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Corey Campbell
Corey Campbell

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Tao Tan
Tao Tan

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Jim Sheridan
Jim Sheridan

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Scott Honour
Scott Honour

[Signature Page to Amendment to Insider Letter Agreement]

/s/ R. Rudolph Reinfrank
R. Rudolph Reinfrank

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Thomas J. Abood
Thomas J. Abood

[Signature Page to Amendment to Insider Letter Agreement]

/s/ Karrie Willis
Karrie Willis

[Signature Page to Amendment to Insider Letter Agreement]

Acknowledged and Agreed:

PORTAGE FINTECH ACQUISITION CORPORATION

By:	/s/ Ajay Chowdhery
Name:	Ajay Chowdhery
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Amendment to Insider Letter Agreement]

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